UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2017

ENTRAVISION COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure.

As previously reported by Entravision Communications Corporation (the “Company”) on its Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 1, 2017, on November 30, 2017, the Company entered into a new Credit Agreement by and among the Company, Bank of America, N.A., as Administrative Agent, RBC Capital Markets, as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the other lenders party thereto (the “New Credit Agreement”), and the Company terminated that certain credit agreement dated as of May 31, 2013 and as amended as of August 1, 2017, among the Company, other persons party thereto designated as a credit party, Antares Capital LP (as assignee of General Electric Capital Corporation) as agent for the lenders, and the lenders and the other parties thereto (the “Former Credit Agreement”).  The New Credit Agreement contains a definition of “Consolidated EBITDA” that excludes revenue related to the Company’s participation in the auction for broadcast spectrum recently conducted by the Federal Communications Commission (the “Spectrum Auction”) and related expenses, as compared to the definition of “Consolidated Adjusted EBITDA” under the Former Credit Agreement which included such items.

As previously reported by the Company, including in its most recent Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017, the Company recognized revenue of $263.9 million related to its participation in the Spectrum Auction (the “Spectrum Auction Revenue”) during the Company’s third quarter of 2017.  The Company anticipates that future investor communications which present the Non-GAAP financial measure Consolidated Adjusted EBITDA will exclude the Spectrum Auction Revenue and related expenses in the period or periods for which it may relate, consistent with the definition in the New Credit Agreement.  A presentation of Consolidated Adjusted EBITDA for the three and nine month periods ended September 30, 2017 based on the definition used in the New Credit Agreement is furnished herewith as Exhibit 99.1, together with the reconciliations to the most directly comparable GAAP financial measure.

As previously reported by the Company, the Company currently expects to generate revenue from agreements associated with the Company’s television stations’ spectrum usage rights from a variety of sources.  The Spectrum Auction Revenue recognized in the third quarter of 2017 was a significant amount totaling $263.9 million, and we do not currently anticipate that in the foreseeable future there will be another transaction of a similar nature to the Spectrum Auction or another transaction that generates net revenue from the monetization of spectrum assets in similarly significant amounts.

Safe Harbor for Forward-Looking Statements

Information in this Report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our expectations related to future financial performance, including intentions and expectations related to the monetization of spectrum assets and possible amounts and timing of revenue related thereto. All forward-looking statements included in this Report are based upon information available to the Company as of the date of this Report, which may change.  These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the relative availability of opportunities to generate revenue from spectrum assets from third parties whether as a result of a decline in demand or otherwise, competition related to such revenue sources, the timing of any such future revenue opportunities, changes in applicable law and other risks detailed from time to time in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q filed on November 9, 2017, the Company’s Annual Report on Form 10-K filed on March 10, 2017 and the other reports, registration statements and amendments that we may file from time to time with the SEC and/or make available on our website.  The Company assumes no obligation to, and does not intend to, update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

99.1	Presentation of Consolidated Adjusted EBITDA for the three and nine month periods ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS
CORPORATION

Date: December 5, 2017
	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer